                                                                  EXHIBIT 99.h

                         EXPENSE LIMITATION AGREEMENT

     This EXPENSE LIMITATION AGREEMENT is made as of the 31/st/ day of OCTOBER, 1999 by and between BT INSTITUTIONAL FUNDS, a Massachusetts Business trust (the "Trust"), INTERNATIONAL EQUITY PORTFOLIO, a New York trust (each a "Portfolio Trust"), and BANKERS TRUST COMPANY, a New York corporation (the "Adviser"), with respect to the following:

     WHEREAS, the Adviser serves as International Equity Portfolio's Investment Adviser pursuant to an Investment Advisory Agreement dated June 4, 1999, and the Adviser serves as the Trust's and International Equity Portfolio's Administrator pursuant to Administration and Services Agreements dated October 28, 1992, as amended October 8, 1997 and April 8, 1992, respectively (collectively, the "Agreements").

     NOW, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

     1. The Adviser agrees to waive its fees and reimburse expenses for the period from October 31, 1999 to March 1, 2001 to the extent necessary so that the total annual operating expenses for each of the Trust's series with fiscal year ends of October 31 (each a "Fund") do not exceed the percentage of average daily net assets set forth on Exhibit A.

     2. Upon the termination of any of the Agreements, this Agreement shall automatically terminate.

     3. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940, as amended (the "1940 Act") shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission ("SEC") issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Massachusetts.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the day and year first above written.



                                               BT INSTITUTIONAL FUNDS


Attest: /s/ Amy M. Olmert                      By: /s/ Daniel O. Hirsch
       ------------------                         ---------------------
Name: Amy M. Olmert                            Name: Daniel O. Hirsch
                                               Title: Secretary

                                               INTERNATIONAL EQUITY PORTFOLIO

Attest: /s/ Amy M. Olmert                      By: /s/ Daniel O. Hirsch
       ------------------                         ---------------------
Name: Amy M. Olmert                            Name: Daniel O. Hirsch
                                               Title: Secretary

                                               BANKERS TRUST COMPANY

Attest: /s/ Amy M. Olmert                      By: /s/ Ross Youngman
       ------------------                         ------------------
Name: Amy M. Olmert                            Name: Ross Youngman
                                               Title: Managing Director

                                   Exhibit A

                                              Total Fund Operating Expenses
Fund                                          (as a percentage of average daily net assets)
----                                          ---------------------------------------------
International Equity Fund - Class I                         0.95%
International Equity Fund - Class II                        1.25%